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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of Trega Biosciences, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Trega Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

San Diego, California
September 13, 2000





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